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                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Guitar Center, Inc.:


    The audit referred to in our report dated February 10, 1997, included the related financial statement schedule as of and for the year ended December 31, 1996, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



    We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG PEAT MARWICK LLP


Los Angeles, California
December 5, 1997